Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tony Brausen	Kathryn Lovik
Vice President and Chief Financial Officer 763-540-1554	Director, Communications 763-540-1212

TENNANT THIRD QUARTER EARNINGS PER SHARE UP 123% ON 14.4% SALES GROWTH

Company Raises 2005 Earnings Outlook to $2.50 to $2.70 Per Diluted Share

MINNEAPOLIS, Minn., Oct. 27, 2005—Tennant Company (NYSE: TNC) today reported net earnings of $6.3 million, or $0.69 per diluted share, on net sales of $137.8 million for its third quarter ended September 30, 2005. In the 2004 third quarter, Tennant reported net earnings of $1.0 million, or $0.11 per diluted share, on net sales of $120.5 million. The company’s reported results for the 2004 third quarter included a workforce reduction charge of $1.8 million after-tax, or $0.20 per diluted share. Excluding this charge, the company’s 2004 third quarter net earnings were $2.8 million, or $0.31 per diluted share. Compared with 2004‘s third quarter net earnings per diluted share excluding the workforce reduction charge, earnings per diluted share for the 2005 third quarter increased 123%.

        For the nine months ended September 30, 2005, Tennant reported net earnings of $16.5 million, or $1.82 per diluted share, on net sales of $400.9 million. In the comparable 2004 period, the company reported net earnings of $7.3 million, or $0.80 per diluted share, on net sales of $368.3 million. Excluding the workforce reduction charge taken in the 2004 third quarter, net earnings for the first nine months of 2004 totaled $9.1 million, or $0.99 per diluted share.

        “Our third quarter results clearly demonstrate that our strategies to drive sales growth while improving profitability are enhancing Tennant’s overall earnings power,” said Janet M. Dolan, Tennant Company’s president and chief executive officer. “Our new products and improved global sales and service coverage helped drive double-digit sales growth in all regions in what is historically a seasonally slower period for the company. In addition, with our continued emphasis on operating excellence, we converted more of that sales growth to profit, significantly improving our gross profit margin,” Dolan added.

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2—Tennant Reports Third Quarter Results

        As a result of its strong third quarter results, Tennant for the second time raised its earnings outlook for the full year. Dolan said Tennant now expects earnings per diluted share for 2005 to range from $2.50 to $2.70, up from the prior estimate of $2.05 to $2.30. “We are expecting a solid 2005 fourth quarter earnings performance, exceeding last year’s very strong performance,” said Dolan. “Our core strategies and long-term strategic plan are delivering significantly improved performance. We will continue to focus on them as we transition to new leadership at Tennant.” As previously announced, Chris Killingstad, currently Tennant’s vice president, North America, will succeed Dolan as president and chief executive officer on December 1, 2005.

        Dolan added that as part of Tennant’s ongoing emphasis on lean enterprise initiatives and leveraging its cost structure, the company plans to reallocate production activities among its manufacturing plants to reduce facilities, logistics, labor and other costs. Under these plans, Tennant expects to exit its Maple Grove, Minn., plant in 2007. An estimated 32 positions will be affected, which the company expects to absorb through normal attrition and reassignments within Tennant. “We expect to incur pre-tax costs of approximately $1.0 million in each of the next two years to accomplish this transition, but the resulting plant optimization should yield savings of about $1.5 million annually in 2008 and beyond,” said Dolan.

        In a separate release today, Tennant announced that Tony Brausen, chief financial officer, and Eric Blanchard, general counsel, have decided to resign their positions and leave the company early next year.

Review of Results
        Tennant’s consolidated net sales for the 2005 third quarter increased 14.4% compared with a relatively weak 2004 third quarter. As in the 2005 second quarter, the increase resulted from organic growth in all three regions. New products, in particular T-Series scrubbers and the company’s ReadySpace™ carpet care offerings, continued to contribute significantly to sales growth. Favorable foreign currency exchange effects added about 1% to net sales in the 2005 third quarter. For the year to date, consolidated net sales increased 8.9% compared with the first nine months of 2004, with favorable foreign currency exchange effects adding about 1% to net sales for the nine-month period.

        In North America, 2005 third quarter net sales totaled $93.9 million, up 12.2% from the 2004 third quarter as third quarter equipment sales increased at a double-digit rate. “Our 2005 third quarter sales in North America benefited in part from new products and from the previous realignment of our sales force. Under that realignment, we have improved our reach with ‘cleaning pro’ customers, such as building service contractors, as well as collaboration with our distributors to serve under-penetrated opportunities,” said Killingstad. For the year to date, net sales in North America totaled $269.1 million, up 7.5% compared with the first nine months of 2004.

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3—Tennant Reports Third Quarter Results

        In Europe, third quarter net sales totaled $29.4 million, up 18.5% compared with the 2004 third quarter. Unfavorable foreign currency exchange effects reduced 2005 third quarter net sales in Europe by about 1%. New products and expanded market coverage helped drive double-digit growth in equipment sales and in service, parts and consumables sales, particularly in comparison to a weak 2004 third quarter in Europe. For the year to date, net sales in Europe increased 10.9% to $90.9 million. Favorable foreign currency exchange effects added about 2% to net sales in Europe through the first nine months of 2005.

        In Tennant’s other international markets, third quarter net sales increased 20.8% to $14.5 million. Net sales for the quarter benefited from new products and strengthening economies in most regions, most particularly Australia, Latin America and the Middle East. Favorable foreign currency exchange effects added about 3% to net sales in the 2005 third quarter. For 2005 to date, sales to other international markets totaled $40.9 million, up 13.6% compared with the first nine months of 2004, with favorable foreign currency exchange effects adding about 2% to net sales.

        Operating profit for the 2005 third quarter totaled $8.6 million compared with reported operating profit of $1.8 million in the 2004 third quarter, which included the previously mentioned workforce reduction charge of $2.6 million pre-tax. Excluding that charge, operating profit for the 2005 third quarter increased 95% compared with the 2004 third quarter. The increase resulted from the double-digit sales growth in the quarter and a 360-basis-point improvement in gross margin.

        Third quarter gross margin benefited from ongoing cost-reduction actions, including lean manufacturing initiatives, lower net logistics costs and the 2004 workforce reduction, as well as a favorable sales mix and improved overhead absorption on the quarter’s higher volume. In addition, price increases implemented earlier in 2005 have helped neutralize the impact of higher steel costs that adversely affected 2004 gross margins. For the first nine months of 2005, operating profit totaled $25.5 million compared with $12.6 million in the first nine months of 2004 (or $15.2 million excluding the 2004 third quarter workforce reduction charge).

Company Profile
        Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; and coatings for protecting, repairing and upgrading concrete floors. Tennant’s global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn., Holland, Mich., Uden, The Netherlands and Northampton, United Kingdom and sells products directly in 15 countries and through distributors in more than 50 countries. For more information, visit www.tennantco.com.

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4—Tennant Reports Third Quarter Results

        This news release contains statements that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: the potential for soft markets in certain regions, including North America, Asia, Latin America and Europe; geo-political and economic uncertainty throughout the world; changes in laws and regulations, including changes in accounting standards and taxation changes, such as the effects of the American Jobs Creation Act of 2004; inflationary pressures; the potential for increased competition in our business; the relative strength of the U.S. dollar, which affects the cost of our products sold internationally; fluctuations in the cost or availability of materials; the success and timing of new products; our ability to achieve projections of future financial and operating results; successful integration of acquisitions; the ability to achieve operational efficiencies, including synergistic and other benefits of acquisitions; unforeseen product quality problems; the effects of litigation, including threatened or pending litigation; our ability to sell our Maple Grove, Minn., plant and benefit from production reallocation plans; and our plans for growth. We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant’s results, please see the company’s Securities and Exchange Commission filings.

        We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider that any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

        Tennant will host a conference call to discuss its quarterly results today, October 27, 2005, at 10:00 a.m. Central Time. The conference call will be available via webcast on the investor portion of Tennant’s Web site. To listen to the call live on the Web, go to www.tennantco.com at least 15 minutes before the scheduled start time and, if necessary, download and install audio software. A taped replay of the conference call will be available at www.tennantco.com for about two weeks after the call.

FINANCIAL TABLES FOLLOW

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TENNANT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In millions, except per share data)

	Three Months Ended September 30
	2005	2004
	Reported	Reported	Unusual Items	Excluding Unusual Items
Net sales	$137.8	$120.5	$—	$120.5
Cost of sales	78.7	73.1	—	73.1

Gross profit	59.1	47.4	—	47.4

Gross margin	42.9%	39.3%		39.3%

Research and development expenses	4.9	4.3	—	4.3
Selling and administrative expenses	45.6	41.3	2.6	38.7

Total operating expenses	50.5	45.6	2.6	43.0

Profit (loss) from operations	8.6	1.8	(2.6)	4.4
Operating margin	6.2%	1.5%		3.7%

Interest income, net	0.4	0.1	—	0.1
Other expense	(0.1)	(0.4)	—	(0.4)

Earnings (loss) before income taxes	8.9	1.5	(2.6)	4.1
Income tax expense (benefit)	2.6	0.5	(0.8)	1.3

Net earnings (loss)	$6.3	$1.0	$(1.8)	$2.8

Basic EPS	$0.70	$0.11	$0.20	$0.31

Diluted EPS	$0.69	$0.11	$0.20	$0.31

Average number of diluted shares	9.07	9.13		9.13

TENNANT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In millions, except per share data)

	Nine Months Ended September 30
	2005	2004
	Reported	Reported	Unusual Items	Excluding Unusual Items
Net sales	$400.9	$368.3	$—	$368.3
Cost of sales	229.3	221.8	—	221.8

Gross profit	171.6	146.5	—	146.5

Gross margin	42.8%	39.8%		39.8%

Research and development expenses	13.9	12.7	—	12.7
Selling and administrative expenses	132.2	121.2	2.6	118.6

Total operating expenses	146.1	133.9	2.6	131.3

Profit (loss) from operations	25.5	12.6	(2.6)	15.2
Operating margin	6.4%	3.4%		4.1%

Interest income, net	0.8	0.2	—	0.2
Other expense	(0.8)	(0.8)	—	(0.8)

Earnings (loss) before income taxes	25.5	12.0	(2.6)	14.6
Income tax expense (benefit)	9.0	4.7	(0.8)	5.5

Net earnings (loss)	$16.5	$7.3	$(1.8)	$9.1

Basic EPS	$1.84	$0.81	$0.20	$1.01

Diluted EPS	$1.82	$0.80	$0.19	$0.99

Average number of diluted shares	9.09	9.15		9.15

TENNANT COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)

(In millions)

	2005	2004
	Sept. 30	Dec. 31	Sept. 30
ASSETS

Cash and cash equivalents	$28.5	$22.9	$23.9
Net receivables	93.6	97.5	84.4
Inventories	60.6	55.9	55.6
Deferred income taxes and other current assets	11.6	12.3	13.5

Total current assets	194.3	188.6	177.4

Net property, plant, and equipment	69.6	69.1	65.7
Deferred income taxes, long-term portion	0.8	0.1	2.3
Goodwill and other intangible assets	24.0	25.0	24.9
Other assets	2.2	3.0	3.0

Total assets	$290.9	$285.8	$273.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current debt	$1.9	$7.7	$7.1
Accounts payable, accrued expenses and deferred revenue	81.0	74.2	70.0

Total current liabilities	82.9	81.9	77.1

Long-term debt	1.3	1.0	1.7
Long-term deferred taxes	—	0.5	—
Long-term employee benefits	26.3	28.4	28.2
Shareholders’ equity	180.4	174.0	166.3

Total liabilities and shareholders’ equity	$290.9	$285.8	$273.3

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In millions)

	Three Months Ended September 30			Nine Months Ended September 30
	2005	2004	% of Change	2005	2004	% of Change
North America	$93.9	$83.7	12.2%	$269.1	$250.3	7.5%
Europe	29.4	24.8	18.5	90.9	82.0	10.9
Other International	14.5	12.0	20.8	40.9	36.0	13.6

Total	$137.8	$120.5	14.4%	$400.9	$368.3	8.9%

(1)	Net of intercompany sales.

TENNANT COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Nine Months Ended September 30
	2005	2004
CASH FLOWS RELATED TO OPERATING ACTIVITIES:
Net earnings	$16.5	$7.3

Adjustments to net earnings to arrive at operating cash flows:
Depreciation and amortization	9.8	9.7
Deferred tax expense	0.3	(1.5)
Changes in operating assets and liabilities:
Accounts receivable	4.2	3.4
Inventory	(7.8)	1.1
Accounts payable, accrued expenses and deferred revenue	7.6	8.3
Other current/noncurrent assets and liabilities	(3.3)	0.2
Other, net	2.8	1.3

Net cash flows related to operating activities	30.1	29.8

CASH FLOWS RELATED TO INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(12.9)	(14.7)
Acquisition of Walter Broadley, net	—	(6.5)
Sale of short-term investments	6.1	—
Proceeds from disposals of property, plant and equipment	1.4	1.1

Net cash flows related to investing activities	(5.4)	(20.1)

CASH FLOWS RELATED TO FINANCING ACTIVITIES:
Net changes in short-term borrowings	—	(1.0)
Payments of long-term debt	(5.0)	—
Payment of assumed Walter Broadley debt	—	(2.5)
Proceeds from employee stock issuances	1.2	0.8
Purchase of common stock	(3.5)	(2.0)
Dividends to shareholders	(5.9)	(5.8)

Net cash flows related to financing activities	(13.2)	(10.5)

Effect of exchange rates on cash	0.2	0.1

Net (decrease) increase in cash and cash equivalents	11.7	(0.7)
Cash and cash equivalents at beginning of year	16.8	24.6

Cash and cash equivalents at end of period	$28.5	$23.9